Exhibit 99.1
FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces Fourth Quarter and Full-Year 2022 Financial Results

AUSTIN, Texas (February 21, 2023)—Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of digital transformation solutions for banking and lending, today announced results for its fourth quarter and full year ending December 31, 2022.

GAAP Results for the Fourth Quarter and Full-Year 2022

•Revenue for the fourth quarter of $146.5 million, up 11 percent year-over-year and up 1 percent from the third quarter of 2022. Full-year 2022 revenue of $565.7 million, up 13 percent year-over-year.

•GAAP gross margin for the fourth quarter of 45.2 percent, up from 45.1 percent for the prior-year quarter and down from 46.2 percent for the third quarter of 2022. GAAP gross margin for full-year 2022 of 45.3 percent, up from 45.1 percent for the full-year 2021.

•GAAP net loss for the fourth quarter of $32.4 million, compared to GAAP net losses of $25.4 million for the prior-year quarter and $27.8 million for the third quarter of 2022. GAAP net loss for full-year 2022 of $109.0 million, compared to $112.7 million for full-year 2021.

Non-GAAP Results for the Fourth Quarter and Full-Year 2022

•Non-GAAP revenue for the fourth quarter of $146.7 million, up 11 percent year-over-year and up 1 percent from the third quarter of 2022. Full-year 2022 non-GAAP revenue of $566.3 million, up 13 percent year-over-year.

•Non-GAAP gross margin for the fourth quarter of 51.5 percent, consistent with the prior-year quarter and down from 52.1 percent for the third quarter of 2022. Non-GAAP gross margin for full-year 2022 of 51.6 percent, down from 51.9 percent for full-year 2021.

•Adjusted EBITDA for the fourth quarter of $8.4 million, down from $10.8 million for the prior-year quarter and $10.8 million for the third quarter of 2022. Full-year 2022 adjusted EBITDA of $36.9 million down from $37.9 million for the full-year 2021.

During the fourth quarter, the company executed a mutual termination of a contract with an international alternative finance customer. This resulted in a negative impact to revenue of $3.1 million and a negative impact to adjusted EBITDA of $3.9 million for the fourth quarter. Please see the table at the end of the financial table below for more information regarding these impacts.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

“We closed out the year with strong execution across the business and believe we have positioned ourselves well to accelerate subscription revenue growth and improve profitability,” said Q2 CEO Matt Flake. “Our fourth quarter was the largest sales quarter in company history, with several Tier 1 and Enterprise deals across the business, and I was particularly pleased with our digital banking performance in the Tier 2 space. Our continued sales success and emphasis on cost management give me confidence in our ability to drive sustained growth and margin expansion for 2023 and beyond.”

Fourth Quarter Highlights

Continued Sales Success Across the Business

•Signed a Tier 1 digital banking contract to utilize our commercial and SMB banking solutions.

•Signed a Tier 2 digital banking contract, our largest single deal in the quarter, to utilize our retail, small business, and commercial solutions.

•Signed two enterprise and two Tier 1 digital lending contracts to utilize our loan pricing solutions, including:
◦An expansion with an Enterprise, Top 10 U.S. bank;
◦An expansion with an Enterprise, Top 5 Canadian bank; and
◦Two New Tier 1 U.S. banks.

•Signed multiple digital loan & leasing contracts including a leasing agreement with a multinational auto manufacturer.

•Signed a multi-year renewal with one of our largest Helix customers.

Strong Year-End Results due to Sales and Operational Execution

•Annualized Recurring Revenue increased to $655.2 million, up 14% year-over-year from $574.2 million at the end of 2021.

•Remaining Performance Obligation total, or Backlog, increased by $104 million sequentially, resulting in total committed Backlog of approximately $1.5 billion at quarter-end, representing 6% year-over-year growth and 7% sequential growth.

•Exited the fourth quarter with approximately 21.1 million registered users on the Q2 digital banking platform, representing 10% year-over-year growth.

“We had a strong performance during the quarter across numerous financial metrics,” said David Mehok, Q2 CFO. “We generated record cash flow from operations for the quarter of $43.9 million and we finished with cash, cash equivalents and investments of $433.4 million. Through a continued focus on margin accretive growth opportunities, efficiencies and enhanced productivity initiatives, we believe we have positioned ourselves to drive meaningful adjusted EBITDA margin and cash flow expansion in 2023.”

Financial outlook

As of February 21, 2023, Q2 Holdings is providing guidance for its first quarter of 2023 and full-year 2023, which represents Q2 Holdings’ current estimates on Q2 Holdings’ operations and financial results. The financial information below represents forward-looking, non-GAAP financial information, including estimates of non-GAAP revenue and adjusted EBITDA. GAAP net loss is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes items such as depreciation and amortization, stock-based compensation, acquisition-related costs, interest and other (income) expense, income taxes, lease and other restructuring charges, partnership termination charges, loss on extinguishment of debt and the impact to deferred revenue from purchase accounting. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss. However, it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods.

Q2 Holdings is providing guidance for its first quarter of 2023 as follows:

•Total non-GAAP revenue of $149.0 million to $152.0 million, which would represent year-over-year growth of 11 to 13 percent.

•Adjusted EBITDA of $10.0 million to $12.5 million, representing 7 to 8 percent of non-GAAP revenue for the quarter.

Q2 Holdings is providing guidance for the full-year 2023 as follows:

•Total non-GAAP revenue of $632.0 million to $640.0 million, which would represent year-over-year growth of 12 percent to 13 percent.

•Adjusted EBITDA of $62.0 million to $66.0 million, representing approximately 10 percent of non-GAAP revenue for the year.

Conference Call Details

Date:	Tuesday, February 21, 2023
Time:	5:00 p.m. ET
Hosts:	Matt Flake, CEO / David Mehok, CFO / Jonathan Price, EVP Emerging Businesses, Corporate & Business Development
Webcast Registration:	https://conferencingportals.com/event/ZwJrtqJb
Conference Call Registration:	https://events.q4inc.com/attendee/845775123

All participants must register using either of the links above (webcast or conference call). A webcast of the conference call, financial results and associated materials will be accessible from the investor relations section of the Q2 website at http://investors.Q2.com/. In addition, a live conference call dial-in will be available upon registration. Participants should dial in at least 10 minutes before the start of the conference call. An archived replay of the webcast will be available on this website for a limited time after the call. Q2 has used, and intends to continue to use, its investor relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Q2 Holdings, Inc.

Q2 is a financial experience company dedicated to providing digital banking and lending solutions to banks, credit unions, alternative finance, and fintech companies in the U.S. and internationally. With comprehensive end-to-end solution sets, Q2 enables its partners to provide cohesive, secure, data-driven experiences to every account holder – from consumer to small business and corporate. Headquartered in Austin, Texas, Q2 has offices throughout the world and is publicly traded on the NYSE under the stock symbol QTWO. To learn more, please visit Q2.com.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: non-GAAP revenue; adjusted EBITDA; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating expense; non-GAAP operating income (loss); non-GAAP net income; non-GAAP net income per share; and non-GAAP diluted weighted-average number of common shares outstanding. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of non-GAAP revenue, Q2 adjusts revenue to exclude the impact to deferred revenue from purchase accounting adjustments. In the case of adjusted EBITDA, Q2 adjusts net loss for such items as interest and other (income) expense, taxes, depreciation and amortization, stock-based compensation, acquisition related costs, lease and other restructuring charges, loss on extinguishment of debt and the impact to deferred revenue from purchase accounting. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation, amortization of acquired technology, acquisition related costs, the impact to deferred revenue from purchase accounting, and lease and other restructuring charges. In the case of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. Non-GAAP Operating Expense is calculated by taking the sum of non-GAAP sales and marketing expenses, non-GAAP research and development expense, and non-GAAP general and administrative expense. In the case of non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share, Q2 adjusts operating loss and net loss, respectively, for stock-based compensation, acquisition related costs, amortization of acquired technology, amortization of acquired intangibles, lease and other restructuring charges, loss on extinguishment of debt and the impact to deferred revenue from purchase accounting, and with respect to non-GAAP net income, amortization of debt discount and issuance costs and loss on extinguishment of debt. In the case of non-GAAP diluted weighted-average number of common shares outstanding, Q2 adjusts diluted weighted-average number of common shares outstanding by the weighted-average effect of potentially dilutive shares which include (i) employee equity incentive plans, excluding the impact of unrecognized stock-based compensation expense and (ii) convertible senior notes outstanding and related warrants including the anti-dilutive impact of note hedge and capped call agreements on convertible senior notes outstanding.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss). As a result, these non-GAAP financial measures have limitations and should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2’s management uses these non-GAAP measures as measures of operating performance; to prepare Q2’s annual operating budget; to allocate resources to enhance the financial performance of Q2’s business; to evaluate the effectiveness of Q2’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2’s results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2’s financial performance.

Forward-looking Statements

This press release contains forward-looking statements, including statements about: our ability to accelerate subscription revenue growth and improve profitability; our continued sales success and emphasis on cost management; our ability to drive sustained growth and margin expansion for 2023 and beyond; our continued focus on margin accretive growth opportunities, efficiencies and enhanced productivity initiatives; our ability to drive meaningful adjusted EBITDA margin and cash flow expansion in 2023; and, Q2’s quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon Q2’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risk of increased or new competition in our existing markets and as we enter new markets or new sections of existing markets, or as we offer new solutions; (b) the risks associated with the development of our solutions and changes to the market for our solutions compared to our expectations; (c) quarterly fluctuations in our operating results relative to our expectations and guidance and the accuracy of our forecasts; (d) the risks associated with anticipated higher operating expenses in 2023 and beyond; (e) the impact that inflation, rising interest rates or a slowdown in the economy, financial markets and credit markets have or could have an impact on account holder or end user usage of our Helix and payment solutions and on our customers’, prospects and our business sales cycles, our prospects’ and customers’ spending decisions, including professional services, which are more discretionary in nature, and the timing of customer implementation and purchasing decisions; (f) the risks and increased costs associated with managing growth and the challenges associated with improving operations and hiring, retaining and motivating employees to support such growth, particularly in light of the macroeconomic impacts of the novel coronavirus disease, or COVID-19, including increased employee turnover, labor shortages, wage inflation and extreme competition for talent; (g) the risk that the residual impacts of the COVID-19 pandemic and the associated efforts to limit its spread continue to negatively impact or disrupt the markets for our solutions and that the markets for our solutions do not return to normal or grow as anticipated; (h) the risks associated with our transactional business which are typically driven by end-user behavior which can be influenced by external drivers outside of our control; (i) risks associated with effectively managing our cost structure in light of the challenging macroeconomic environment and from the effects of seasonal or other unexpected trends; (j) the risks associated with the general economic and geopolitical uncertainties, including the heightened risk of state-sponsored cyberattacks on financial services and other critical infrastructure, and continued or increased inflation partially driven by increased energy costs or other unpredictable economic impacts that have and may continue to negatively affect demand for our solutions; (k) the risks associated with managing our business in response to continued challenging macroeconomic conditions and any anticipated or resulting recession; (l) the risks associated with accurately forecasting and managing the impacts of any macroeconomic downturn on our customers and their end users, including in particular the impacts of any downturn on FinTechs and our arrangements with them, which represent a newer market opportunity for us, a more complex revenue model for us and which may be more vulnerable to an economic downturn than our financial institution customers; (m) the challenges and costs associated with selling, implementing and supporting our solutions, particularly for larger customers with more complex requirements and longer implementation processes, including risks related to the timing and predictability of sales of our solutions and the impact that the timing of bookings may have on our revenue and financial performance in a period; (n) the risk that errors, interruptions or delays in our solutions or Web hosting negatively impacts our business and sales; (o) the risks associated with cyberattacks, data and privacy breaches and breaches of security measures within our products, systems and infrastructure or the products, systems and infrastructure of third parties upon which we rely and the resultant costs and liabilities and harm to our business and reputation and our ability to sell our solutions; (p) the difficulties and risks associated with developing and selling complex new solutions and enhancements with the technical and regulatory specifications and functionality required by our customers and relevant governmental authorities; (q) regulatory risks, including risks related to evolving regulation of artificial intelligence, machine learning and the receipt, collection, storage, processing and transfer of data; (r) the risks associated with our sales and marketing capabilities, including partner relationships and the length, cost and unpredictability of our sales cycle; (s) the risks inherent in third-party technology and implementation partnerships that could cause harm to our business; (t) the risk that we will not be able to maintain historical contract terms such as pricing and duration; (u) the general risks associated with the complexity of our customer arrangements and our solutions; (v) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (w) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (x) the risks associated with further consolidation in the financial services industry; (y) risks associated with selling our solutions internationally and with expanding our international operations; and (z) the risk that our debt repayment obligations may adversely affect our financial condition and cash flows from operations in the future and that we may not be able to obtain capital when desired or needed on favorable terms.

Additional information relating to the uncertainty affecting the Q2 business is contained in Q2’s filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2’s website at http://investors.Q2.com/. These forward-looking statements represent Q2’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

MEDIA CONTACT:	INVESTOR CONTACT:
Jean Kondo	Josh Yankovich
Q2 Holdings, Inc.	Q2 Holdings, Inc.
M: +1-510-823-4728	O: +1-512-682-4463
jean.kondo@Q2.com	josh.yankovich@Q2.com

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$199,600	$322,848
Restricted cash	2,302	2,973
Investments	233,753	104,878
Accounts receivable, net	46,735	46,979
Contract assets, current portion, net	8,909	1,845
Prepaid expenses and other current assets	10,832	10,531
Deferred solution and other costs, current portion	21,117	25,076
Deferred implementation costs, current portion	7,828	7,320
Total current assets	531,076	522,450
Property and equipment, net	56,695	66,608
Right of use assets	39,837	52,278
Deferred solution and other costs, net of current portion	26,410	26,930
Deferred implementation costs, net of current portion	18,713	17,039
Intangible assets, net	145,681	162,461
Goodwill	512,869	512,869
Contract assets, net of current portion and allowance	16,186	22,103
Other long-term assets	2,259	2,307
Total assets	$1,349,726	$1,385,045

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$54,263	$60,665
Convertible notes, current portion	10,903	—
Deferred revenues, current portion	117,468	98,692
Lease liabilities, current portion	9,408	9,001
Total current liabilities	192,042	168,358
Convertible notes, net of current portion	657,789	551,598
Deferred revenues, net of current portion	21,691	29,168
Lease liabilities, net of current portion	52,991	61,374
Other long-term liabilities	6,189	4,251
Total liabilities	930,702	814,749

Stockholders' equity:
Common stock	6	6
Additional paid-in capital	982,300	1,064,358
Accumulated other comprehensive loss	(2,972)	(135)
Accumulated deficit	(560,310)	(493,933)
Total stockholders' equity	419,024	570,296
Total liabilities and stockholders' equity	$1,349,726	$1,385,045

Q2 Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Revenues (1)	$146,542	$131,891	$565,673	$498,720
Cost of revenues (2)	80,340	72,407	309,328	273,685
Gross profit	66,202	59,484	256,345	225,035

Operating expenses:
Sales and marketing	28,505	22,497	108,214	85,564
Research and development	34,041	29,965	130,103	116,952
General and administrative	23,696	20,025	90,163	77,915
Acquisition related costs	294	176	1,176	2,690
Amortization of acquired intangibles	4,982	4,436	18,248	17,901
Lease and other restructuring charges (benefit) (3)	7,171	(48)	13,202	2,008
Total operating expenses	98,689	77,051	361,106	303,030
Loss from operations	(32,487)	(17,567)	(104,761)	(77,995)
Total other income (expense), net	811	(7,080)	(1,314)	(33,108)
Loss before income taxes	(31,676)	(24,647)	(106,075)	(111,103)
Provision for income taxes	(735)	(734)	(2,908)	(1,643)
Net loss	$(32,411)	$(25,381)	$(108,983)	$(112,746)
Other comprehensive loss:
Unrealized gain (loss) on available-for-sale investments	490	(210)	(1,873)	(213)
Foreign currency translation adjustment	141	(19)	(964)	110
Comprehensive loss	$(31,780)	$(25,610)	$(111,820)	$(112,849)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.56)	$(0.45)	$(1.90)	$(2.00)
Weighted average common shares outstanding, basic and diluted	57,582	56,846	57,300	56,394

(1)    Includes deferred revenue reduction from purchase accounting of $0.1 million and $0.5 million for the three months ended December 31, 2022 and 2021, respectively, and $0.6 million and $2.1 million for the twelve months ended December 31, 2022 and 2021, respectively.

(2)    Includes amortization of acquired technology of $5.9 million and $5.6 million for the three months ended December 31, 2022 and 2021, respectively, and $22.7 million and $22.0 million for the twelve months ended December 31, 2022 and 2021, respectively.

(3)    Lease and other restructuring charges include costs related to the early vacating of various facilities and any related impairment of the right of use assets, partially offset by anticipated sublease income from these facilities and severance and other related compensation charges.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(108,983)	$(112,746)
Adjustments to reconcile net loss to net cash from operating activities:
Amortization of deferred implementation, solution and other costs	23,270	24,496
Depreciation and amortization	61,659	54,833
Amortization of debt issuance costs	2,719	2,038
Amortization of debt discount	—	25,824
Amortization of premiums on investments	(302)	1,117
Stock-based compensation expense	65,157	55,903
Deferred income taxes	1,611	180
Loss on extinguishment of debt	—	1,513
Other non-cash charges	11,919	2,411
Changes in operating assets and liabilities	(20,494)	(24,477)
Net cash provided by operating activities	36,556	31,092
Cash flows from investing activities:
Net maturities (purchases) of investments	(130,463)	25,142
Purchases of property and equipment	(11,142)	(19,754)
Business combinations, net of cash acquired	(5,040)	(64,652)
Capitalized software development costs	(18,910)	(5,865)
Net cash used in investing activities	(165,555)	(65,129)
Cash flows from financing activities:
Payments for repurchases of convertible notes	—	(63,692)
Proceeds from bond hedges related to convertible notes	—	26,295
Payments for warrants related to convertible notes	—	(19,655)
Proceeds from exercise of stock options and ESPP	5,882	5,892
Net cash provided by (used in) financing activities	5,882	(51,160)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(802)	(167)
Net decrease in cash, cash equivalents, and restricted cash	(123,919)	(85,364)
Cash, cash equivalents, and restricted cash, beginning of period	325,821	411,185
Cash, cash equivalents, and restricted cash, end of period	$201,902	$325,821

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
GAAP revenue	$146,542	$131,891	$565,673	$498,720
Deferred revenue reduction from purchase accounting	129	452	644	2,129
Non-GAAP revenue	$146,671	$132,343	$566,317	$500,849

GAAP gross profit	$66,202	$59,484	$256,345	$225,035
Stock-based compensation	3,290	2,564	12,262	10,590
Amortization of acquired technology	5,880	5,604	22,690	21,969
Acquisition related costs	18	82	18	409
Lease and other restructuring charges (benefit)	23	—	23	—
Deferred revenue reduction from purchase accounting	129	452	644	2,129
Non-GAAP gross profit	$75,542	$68,186	$291,982	$260,132

Non-GAAP gross margin:
Non-GAAP gross profit	$75,542	$68,186	$291,982	$260,132
Non-GAAP revenue	146,671	132,343	566,317	500,849
Non-GAAP gross margin	51.5%	51.5%	51.6%	51.9%

GAAP sales and marketing expense	$28,505	$22,497	$108,214	$85,564
Stock-based compensation	(3,755)	(2,801)	(15,379)	(11,153)
Non-GAAP sales and marketing expense	$24,750	$19,696	$92,835	$74,411

GAAP research and development expense	$34,041	$29,965	$130,103	$116,952
Stock-based compensation	(3,624)	(3,234)	(13,987)	(13,273)
Non-GAAP research and development expense	$30,417	$26,731	$116,116	$103,679

GAAP general and administrative expense	$23,696	$20,025	$90,163	$77,915
Stock-based compensation	(6,188)	(4,944)	(23,529)	(19,318)
Non-GAAP general and administrative expense	$17,508	$15,081	$66,634	$58,597

GAAP operating loss	$(32,487)	$(17,567)	$(104,761)	$(77,995)
Deferred revenue reduction from purchase accounting	129	452	644	2,129
Stock-based compensation	16,857	13,543	65,157	54,334
Acquisition related costs	312	258	1,194	3,099
Amortization of acquired technology	5,880	5,604	22,690	21,969
Amortization of acquired intangibles	4,982	4,436	18,248	17,901
Lease and other restructuring charges (benefit)	7,194	(48)	13,225	2,008
Non-GAAP operating income	$2,867	$6,678	$16,397	$23,445

GAAP net loss	$(32,411)	$(25,381)	$(108,983)	$(112,746)
Deferred revenue reduction from purchase accounting	129	452	644	2,129
Loss on extinguishment of debt	—	—	—	1,513
Stock-based compensation	16,857	13,543	65,157	54,334
Acquisition related costs	312	258	1,194	3,099
Amortization of acquired technology	5,880	5,604	22,690	21,969
Amortization of acquired intangibles	4,982	4,436	18,248	17,901
Lease and other restructuring charges (benefit)	7,194	(48)	13,225	2,008
Amortization of debt discount and issuance costs	676	6,914	2,719	27,862
Non-GAAP net income	$3,619	$5,778	$14,894	$18,069

Reconciliation from diluted weighted-average number of common shares as reported to Non-GAAP diluted weighted average number of common shares
Diluted weighted-average number of common shares, as reported	57,582	56,846	57,300	56,394
Non-GAAP weighted-average effect of potentially dilutive shares	198	488	322	966
Non-GAAP diluted weighted-average number of common shares	57,780	57,334	57,622	57,360

Calculation of non-GAAP income per share:
Non-GAAP net income	$3,619	$5,778	$14,894	$18,069
Non-GAAP diluted weighted-average number of common shares	57,780	57,334	57,622	57,360
Non-GAAP net income per share	$0.06	$0.10	$0.26	$0.32

Reconciliation of GAAP net loss to adjusted EBITDA:
GAAP net loss	$(32,411)	$(25,381)	$(108,983)	$(112,746)
Depreciation and amortization	16,422	14,253	61,659	54,833
Stock-based compensation	16,857	13,543	65,157	54,334
Provision for income taxes	735	734	2,908	1,643
Interest and other (income) expense, net	(888)	7,007	1,087	31,063
Acquisition related costs	312	258	1,194	3,099
Lease and other restructuring charges (benefit)	7,194	(48)	13,225	2,008
Loss on extinguishment of debt	—	—	—	1,513
Deferred revenue reduction from purchase accounting	129	452	644	2,129
Adjusted EBITDA	$8,350	$10,818	$36,891	$37,876

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Revenue Outlook
(in thousands)

	Q1 2023 Outlook		Full Year 2023 Outlook
	Low	High	Low	High

GAAP Revenue	$148,884	$151,884	$631,655	$639,655
Deferred revenue reduction from purchase accounting	116	116	345	345
Non-GAAP revenue	$149,000	$152,000	$632,000	$640,000

Q2 Holdings, Inc.
Impacts of Impairment Charge
(in thousands)

Three Months Ended December 31, 2022
(unaudited)

Impact to revenues:
Accounts receivable and contract asset impairment charge	$(3,071)

Impact to cost of revenue:
Cost of revenue expenses	700

Impact to operating expenses:
Deferred commissions	162

Total impact to adjusted EBITDA	$(3,933)